UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

SMARTHEAT INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53052	98 -0514768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +86 (24) 2519-7699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 11, 2009, SmartHeat Inc. issued a press release:

o
announcing its financial results for the fiscal quarter ended June 30, 2009 where revenues increased 125% to $12.5 million from $5.6 million in the second quarter of 2008, and net income increased 257% to $2.6 million from $0.73 million in the second quarter of 2008;

o	raising its third quarter 2009 financial guidance to approximately $35 million in revenues and approximately $6.8 million in net income; and,

o	raising its 2009 earnings guidance to approximately $15.5 million in net income on revenues of approximately $80 million.

The information contained in the press release is deemed to be "filed" under the Securities Exchange Act of 1934 as Exhibit 99.1 to this report, and such press release is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1  Press Release “SmartHeat Inc. Announces Record 2nd Quarter 2009 Financial Results, Raises Full Year Earnings Guidance, Anticipates Growth Momentum to Continue Into 2010 from Clean Technology Product Sales”, dated August 11, 2009.  Exhibit 99.1 is deemed to be "filed" under the Securities Exchange Act of 1934 in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2009

SMARTHEAT INC.

By: /	/s/ Jun Wang
Name:	Jun Wang
Title:	Chairman & Chief Executive Officer